SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
October 20, 2003

NASTECH PHARMACEUTICAL COMPANY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-13789	11-2658569
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

3450 Monte Villa Parkway Bothell, Washington 98021 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(425) 908-3600

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 5. Other Events.

On October 20, 2003, an interview with the President and Chief Executive Officer of Nastech Pharmaceutical Company, Dr. Steven C. Quay, was published by The Wall Street Transcript to provide an overview of Nastech and its current programs. In the interview, Dr. Quay gave an update on the status and progress of the Company's clinical and business development efforts of its apomorphine, PYY, and calcitonin programs.

A copy of the interview transcript is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Interview transcript, dated October 20, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nastech Pharmaceutical Company Inc.

(Registrant)

By:	/s/ Gregory L. Weaver

Name: Title:	Gregory L. Weaver Chief Financial Officer

Dated: October 21, 2003